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                                                                    Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 9, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of the PayPal Money Market Fund, a series of PayPal Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 9, 2004 relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Interestholders of the Money Market Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

    PricewaterhouseCoopers, LLP

    San Francisco, California
    April 26, 2004